UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2018
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 30, 2018, R1 RCM Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals, with the following results:
1. The following nominees were elected to the Company’s board of directors as directors for terms ending at the 2019 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes
Charles J. Ditkoff	135,659,531	15,732,201	21,052,511
Michael C. Feiner	141,003,196	10,388,536	21,052,511
Joseph Flanagan	143,269,555	8,122,177	21,052,511
John B. Henneman, III	146,069,067	5,322,665	21,052,511
Joseph Impicciche	136,772,394	14,619,338	21,052,511
Alex J. Mandl	150,522,237	869,495	21,052,511
Neal Moszkowski	136,008,912	15,382,820	21,052,511
Ian Sacks	131,741,696	19,650,036	21,052,511
Anthony J. Speranzo	136,772,044	14,619,688	21,052,511
Albert R. Zimmerli	137,354,120	14,037,612	21,052,511
2. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

For:	118,094,485
Against:	33,279,320
Abstain:	17,927
Broker Non-Votes:	21,052,511

3. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified:

For:	170,867,743
Against:	1,569,555
Abstain:	6,945

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 31, 2018

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer